Exhibit 99.1

Owens & Minor Reports Second Quarter 2025 Financial Results

Classified Products & Healthcare Services Segment as Discontinued Operations

Continuing Operations, Patient Direct, Showed Solid Performance and Growth

RICHMOND, VA – August 11, 2025 – Owens & Minor, Inc. (NYSE: OMI) today reported financial results for the second quarter ended June 30, 2025. In connection with a likely sale of the Company’s Products & Healthcare Services segment, the results herein, unless otherwise noted, reflect the Company’s continuing operations which primarily represent what was previously the Patient Direct segment and certain functional operations.

“We are in the final stages of our robust process for the divestiture of the Products & Healthcare Services segment, and, as a result, have classified this segment as discontinued operations. We are looking forward to concluding the sale of the business and working with a buyer who has the vision and greater flexibility to better support our customers and long-term growth,” said Ed Pesicka, Owens & Minor’s Chief Executive Officer.

Mr. Pesicka concluded, “I am excited about the opportunities ahead as we transition into a focused, pure-play Patient Direct business. Building on the momentum gained since we entered the Patient Direct space eight years ago, and supported by favorable demographic trends and meaningful scale, we are confident in our ability to lead as the market continues to evolve.”

Second Quarter Results(1)

($ in millions, except per share data)	2Q25	2Q24	YTD 2025	YTD 2024
Revenue	$681.9	$660.4	$1,355.8	$1,298.2

Loss from continuing operations, net of tax, GAAP	$(83.8)	$(6.7)	$(87.6)	$(20.1)
Adj. net income from continuing operations, Non-GAAP	$20.5	$19.3	$43.7	$21.9

Adj. EBITDA, Non-GAAP	$96.6	$91.1	$192.7	$160.3

Loss from continuing operations, net of tax per common share, GAAP	$(1.09)	$(0.09)	$(1.14)	$(0.26)
Adj. net income from continuing operations per share, Non-GAAP	$0.26	$0.25	$0.55	$0.28

(1)	Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.

2025 Continuing Operations Financial Outlook

The Company will provide its 2025 financial outlook for continuing operations during its earnings conference call this morning at 8:30 a.m. EDT.

Investor Conference Call for Second Quarter 2025 Financial Results

Owens & Minor will host a conference call for investors and analysts on Monday, August 11, 2025, at 8:30 a.m. EDT. Participants may access the call via the toll-free dial-in number at 1-888-300-2035, or the toll dial-in number at 1-646-517-7437. The conference ID access code is 1058917. All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the Investor Relations page of the Owens & Minor website available at investors.owens-minor.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our financial performance, our 2025 financial results, Owens & Minor’s ability to successfully complete the sale of the P&HS business in any specific transaction on favorable terms or at all, our cost saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of our business, including our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company providing essential products and services that support care from the hospital to the home. For over 100 years, Owens & Minor and its affiliated brands, Apria®, Byram® and HALYARD*, have helped to make each day better for the patients, providers, and communities we serve. Powered by more than 20,000 teammates worldwide, Owens & Minor delivers comfort and confidence behind the scenes so healthcare stays at the forefront. Owens & Minor exists because every day, everywhere, Life Takes Care™. For more information about Owens & Minor and our affiliated brands, visit owens-minor.com or follow us on LinkedIn and Instagram.

*	Registered Trademark or Trademark of O&M Halyard or its affiliates.

Owens & Minor, Inc.

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended June 30,
	2025	2024
Net revenue	$681,917	$660,401
Operating costs and expenses:
Cost of net revenue	357,315	344,372
Selling, general and administrative expenses	267,853	269,919
Transaction breakage fee	80,000	—
Acquisition-related charges and intangible amortization	13,918	13,761
Exit and realignment charges, net	2,541	15,427

Total operating costs and expenses	721,627	643,479

Operating (loss) income	(39,710)	16,922
Interest expense, net	26,009	25,588
Transaction financing fees, net	18,288	—
Other expense, net	942	816

Loss from continuing operations before income taxes	(84,949)	(9,482)
Income tax benefit	(1,127)	(2,740)

Loss from continuing operations, net of tax	(83,822)	(6,742)
Loss from discontinued operations, net of tax	(785,236)	(25,171)

Net loss	$(869,058)	$(31,913)

Basic loss per common share
Loss from continuing operations, net of tax	$(1.09)	$(0.09)
Loss from discontinued operations, net of tax	(10.21)	(0.33)

Net loss	$(11.30)	$(0.42)

Diluted loss per common share
Loss from continuing operations, net of tax	$(1.09)	$(0.09)
Loss from discontinued operations, net of tax	(10.21)	(0.33)

Net loss	$(11.30)	$(0.42)

Owens & Minor, Inc.

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Six Months Ended June 30,
	2025	2024
Net revenue	$1,355,801	$1,298,244
Operating costs and expenses:
Cost of net revenue	711,957	682,623
Selling, general and administrative expenses	530,223	540,132
Transaction breakage fee	80,000	—
Acquisition-related charges and intangible amortization	37,374	28,050
Exit and realignment charges, net	16,166	23,547

Total operating costs and expenses	1,375,720	1,274,352

Operating (loss) income	(19,919)	23,892
Interest expense, net	50,223	50,997
Transaction financing fees, net	18,288	—
Other expense, net	1,917	1,701

Loss from continuing operations before income taxes	(90,347)	(28,806)
Income tax benefit	(2,715)	(8,671)

Loss from continuing operations, net of tax	(87,632)	(20,135)
Loss from discontinued operations, net of tax	(806,408)	(33,664)

Net loss	$(894,040)	$(53,799)

Basic loss per common share
Loss from continuing operations, net of tax	$(1.14)	$(0.26)
Loss from discontinued operations, net of tax	(10.46)	(0.44)

Net loss	$(11.60)	$(0.70)

Diluted loss per common share
Loss from continuing operations, net of tax	$(1.14)	$(0.26)
Loss from discontinued operations, net of tax	(10.46)	(0.44)

Net loss	$(11.60)	$(0.70)

Owens & Minor, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$38,258	$27,572
Accounts receivable, net	196,379	218,270
Inventories	69,227	67,581
Other current assets	104,011	82,240
Current assets of discontinued operations	1,890,638	1,625,354

Total current assets	2,298,513	2,021,017
Patient service equipment and other fixed assets, net	259,301	249,283
Operating lease assets	120,188	126,928
Goodwill	1,228,140	1,228,140
Intangible assets, net	194,924	210,056
Other assets, net	53,479	89,539
Noncurrent assets of discontinued operations	—	731,193

Total assets	$4,154,545	$4,656,156

Liabilities and equity
Current liabilities
Accounts payable	$357,037	$359,927
Accrued payroll and related liabilities	52,508	73,678
Current portion of long-term debt	383,000	42,866
Other current liabilities	421,739	294,685
Current liabilities of discontinued operations	1,460,239	1,080,896

Total current liabilities	2,674,523	1,852,052
Long-term debt, excluding current portion	1,594,745	1,798,393
Operating lease liabilities, excluding current portion	80,982	89,466
Deferred income taxes, net	345	19,436
Other liabilities	84,960	72,551
Noncurrent liabilities of discontinued operations	—	237,894

Total liabilities	4,435,555	4,069,792

Total (deficit) equity	(281,010)	586,364

Total liabilities and equity	$4,154,545	$4,656,156

Owens & Minor, Inc.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Three Months Ended June 30,
	2025	2024
Operating activities:
Net loss	$(869,058)	$(31,913)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	59,399	63,879
Goodwill impairment charge	106,389	—
Loss on classification to held for sale	649,140	—
Share-based compensation expense	8,061	6,735
Deferred income tax benefit	(6,068)	(5,370)
Changes in operating lease right-of-use assets and lease liabilities	(41)	2,627
Gain from sale and dispositions of patient service equipment and other fixed assets	(3,969)	(12,257)
Changes in operating assets and liabilities:
Accounts receivable, net	30,262	6,845
Inventories	119,013	(87,665)
Accounts payable	(12,344)	150,445
Net change in other assets and liabilities	(48,236)	20,100
Other, net	5,062	2,723

Cash provided by operating activities	37,610	116,149

Investing activities:
Additions to patient service equipment and other fixed assets	(67,879)	(44,382)
Proceeds from sale of patient service equipment and other fixed assets	18,120	17,488
Additions to computer software	(1,658)	(1,418)
Other, net	(1,500)	(6,858)

Cash used for investing activities	(52,917)	(35,170)

Financing activities:
Borrowings under amended Receivables Financing Agreement	—	462,300
Repayments under amended Receivables Financing Agreement	—	(528,000)
Borrowings under Revolving Credit Facility	853,200	—
Repayments under Revolving Credit Facility	(815,700)	—
Repayments of debt	—	(7,750)
Repurchase of common stock	(5,153)	—
Other, net	(648)	(4,790)

Cash provided by (used for) financing activities	31,699	(78,240)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,259	(64)

Net increase in cash, cash equivalents and restricted cash	17,651	2,675
Cash, cash equivalents and restricted cash at beginning of period	59,436	270,794

Cash, cash equivalents and restricted cash at end of period(1)	$77,087	$273,469

Supplemental disclosure of cash flow information:
Income taxes paid, net	$5,333	$2,875
Interest paid	$38,358	$52,608
Noncash investing activity:
Unpaid purchases of patient service equipment and other fixed assets at end of period	$73,437	$76,373

(1)	This amount includes cash from discontinued operations of $39 million and $30 million as of June 30, 2025 and March 31, 2025. There was no restricted cash as of June 30, 2025 and March 31, 2025.

Owens & Minor, Inc.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Six Months Ended June 30,
(in thousands)	2025	2024
Operating activities:
Net loss	$(894,040)	$(53,799)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	120,552	137,974
Goodwill impairment charge	106,389	—
Loss on classification to held for sale	649,140	—
Share-based compensation expense	14,989	13,601
Deferred income tax benefit	(12,308)	(9,029)
Changes in operating lease right-of-use assets and lease liabilities	14,411	3,766
Gain from sale and dispositions of patient service equipment and other fixed assets	(9,322)	(27,876)
Changes in operating assets and liabilities:
Accounts receivable, net	141,875	(68,118)
Inventories	(155,576)	(123,077)
Accounts payable	145,324	203,371
Net change in other assets and liabilities	(124,712)	(19,517)
Other, net	5,822	5,891

Cash provided by operating activities	2,544	63,187

Investing activities:
Additions to patient service equipment and other fixed assets	(123,576)	(90,379)
Proceeds from sale of patient service equipment and other fixed assets	35,004	67,026
Additions to computer software	(10,635)	(4,829)
Other, net	(1,910)	(8,858)

Cash used for investing activities	(101,117)	(37,040)

Financing activities:
Borrowings under amended Receivables Financing Agreement	—	667,300
Repayments under amended Receivables Financing Agreement	—	(667,300)
Borrowings under Revolving Credit Facility	1,630,184	—
Repayments under Revolving Credit Facility	(1,495,184)	—
Repayments of debt	—	(12,375)
Repurchase of common stock	(6,656)	—
Other, net	(3,867)	(12,545)

Cash provided by (used for) financing activities	124,477	(24,920)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,801	(682)

Net increase in cash, cash equivalents and restricted cash	27,705	545
Cash, cash equivalents and restricted cash at beginning of period	49,382	272,924

Cash, cash equivalents and restricted cash at end of period	$77,087	$273,469

Supplemental disclosure of cash flow information:
Income taxes paid, net	$5,458	$5,240
Interest paid	$65,845	$70,819
Noncash investing activity:
Unpaid purchases of patient service equipment and other fixed assets at end of period	$73,437	$76,373

(1)	This amount includes cash from discontinued operations of $39 million and $22 million as of June 30, 2025 and December 31, 2024. There was no restricted cash as of June 30, 2025 and December 31, 2024.

Owens & Minor, Inc.

Net Loss Per Common Share (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended June 30,
	2025	2024
Loss from continuing operations, net of tax	$(83,822)	$(6,742)
Loss from discontinued operations, net of tax	(785,236)	(25,171)

Net loss	$(869,058)	$(31,913)

Weighted average shares outstanding - basic	76,935	76,727
Dilutive shares	—	—

Weighted average shares outstanding - diluted	76,935	76,727

Basic loss per common share
Loss from continuing operations, net of tax	$(1.09)	$(0.09)
Loss from discontinued operations, net of tax	(10.21)	(0.33)

Net loss	$(11.30)	$(0.42)

Diluted loss per common share:
Loss from continuing operations, net of tax	$(1.09)	$(0.09)
Loss from discontinued operations, net of tax	(10.21)	(0.33)

Net loss	$(11.30)	$(0.42)

Share-based awards for the three months ended June 30, 2025 and 2024 of approximately 2.5 million and 1.6 million shares were excluded from the calculation of diluted loss per common share as the effect would be anti-dilutive.

Owens & Minor, Inc.

Net Loss Per Common Share (unaudited)

(dollars in thousands, except per share data)

	Six Months Ended June 30,
	2025	2024
Loss from continuing operations, net of tax	$(87,632)	$(20,135)
Loss from discontinued operations, net of tax	(806,408)	(33,664)

Net loss	$(894,040)	$(53,799)

Weighted average shares outstanding - basic	77,102	76,526
Dilutive shares	—	—

Weighted average shares outstanding - diluted	77,102	76,526

Basic loss per common share
Loss from continuing operations, net of tax	$(1.14)	$(0.26)
Loss from discontinued operations, net of tax	(10.46)	(0.44)

Net loss	$(11.60)	$(0.70)

Diluted loss per common share:
Loss from continuing operations, net of tax	$(1.14)	$(0.26)
Loss from discontinued operations, net of tax	(10.46)	(0.44)

Net loss	$(11.60)	$(0.70)

Share-based awards for the six months ended June 30, 2025 and 2024 of approximately 2.2 million and 1.6 million shares were excluded from the calculation of diluted loss per common share as the effect would be anti-dilutive.

Owens & Minor, Inc.

GAAP/Non-GAAP Reconciliations (unaudited)

(dollars in thousands, except per share data)

The following table provides a reconciliation of reported operating (loss) income, net loss from continuing operations, net of tax and net loss from continuing operations per share to non-GAAP measures used by management.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating (loss) income, as reported (GAAP)	$(39,710)	$16,922	$(19,919)	$23,892
Acquisition-related charges and intangible amortization (1)	13,918	13,761	37,374	28,050
Transaction breakage fee (2)	80,000	—	80,000	—
Exit and realignment charges, net (3)	2,541	15,427	16,166	23,547
Litigation and related charges (5)	121	6,678	391	6,678

Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$56,870	$52,788	$114,012	$82,167

Operating (loss) income as a percent of net revenue (GAAP)	(5.82)%	2.56%	(1.47)%	1.84%
Adjusted operating income as a percent of net revenue (non-GAAP)	8.34%	7.99%	8.41%	6.33%

Loss from continuing operations, net of tax, as reported (GAAP)	$(83,822)	$(6,742)	$(87,632)	$(20,135)
Pre-tax adjustments:
Acquisition-related charges and intangible amortization (1)	13,918	13,761	37,374	28,050
Transaction breakage fee (2)	80,000	—	80,000	—
Exit and realignment charges, net (3)	2,541	15,427	16,166	23,547
Transaction financing fees, net (4)	18,288	—	18,288	—
Litigation and related charges (5)	121	6,678	391	6,678
Other (6)	424	430	848	861
Income tax benefit on pre-tax adjustments (9)	(10,987)	(10,248)	(21,719)	(17,133)

Income from continuing operations, net of tax, adjusted (non-GAAP) (Adjusted Net Income)	$20,483	$19,306	$43,716	$21,868

Loss from continuing operations, net of tax per common share, as reported (GAAP)	$(1.09)	$(0.09)	$(1.14)	$(0.26)
After-tax adjustments:
Acquisition-related charges and intangible amortization (1)	0.12	0.13	0.34	0.26
Transaction breakage fee (2)	1.04	—	1.04	—
Exit and realignment charges, net (3)	0.02	0.15	0.14	0.21
Transaction financing fees, net (4)	0.17	—	0.17	—
Litigation and related charges (5)	—	0.06	—	0.06
Other (6)	—	—	—	0.01

Income from continuing operations, net of tax, per common share, adjusted (non-GAAP) (Adjusted EPS)	$0.26	$0.25	$0.55	$0.28

Owens & Minor, Inc.

GAAP/Non-GAAP Reconciliations (unaudited), continued

(dollars in thousands)

The following tables provide reconciliations of net loss from continuing operations, net of tax and total debt to non-GAAP measures used by management.

	Three Months Ended June 30,
	2025	2024
Loss from continuing operations, net of tax, as reported (GAAP)	$(83,822)	$(6,742)
Income tax benefit	(1,127)	(2,740)
Interest expense, net	26,009	25,588
Acquisition-related charges and intangible amortization (1)	13,918	13,761
Transaction breakage fee (2)	80,000	—
Exit and realignment charges, net (3)	2,541	15,427
Transaction financing fees, net (4)	18,288	—
Litigation and related charges (5)	121	6,678
Other depreciation and amortization (7)	35,422	34,764
Stock compensation (8)	4,861	3,914
Other (6)	424	430

Adjusted EBITDA (non-GAAP)	$96,635	$91,080

	Six Months Ended June 30,
	2025	2024
Loss from continuing operations, net of tax, as reported (GAAP)	$(87,632)	$(20,135)
Income tax benefit	(2,715)	(8,671)
Interest expense, net	50,223	50,997
Acquisition-related charges and intangible amortization (1)	37,374	28,050
Transaction breakage fee (2)	80,000	—
Exit and realignment charges, net (3)	16,166	23,547
Transaction financing fees, net (4)	18,288	—
Litigation and related charges (5)	391	6,678
Other depreciation and amortization (7)	70,758	71,230
Stock compensation (8)	8,952	7,743
Other (6)	848	861

Adjusted EBITDA (non-GAAP)	$192,653	$160,300

	June 30, 2025	March 31 2025	December 31, 2024
Total debt, as reported (GAAP)	$1,977,745	$1,938,429	$1,841,259
Cash and cash equivalents	(38,258)	(29,710)	(27,572)

Net debt (non-GAAP)	$1,939,487	$1,908,719	$1,813,687

Owens & Minor, Inc.

GAAP/Non-GAAP Reconciliations (unaudited), continued

(dollars in thousands)

The following tables provide reconciliations of capital expenditures to a non-GAAP measure used by management.

	Three Months Ended June 30,
	2025	2024
Capital expenditures, as reported (GAAP)	$69,537	$45,800
Capital expenditures from discontinued operations	(10,366)	(3,456)

Capital expenditures from continuing operations	59,171	42,344

Proceeds from sale of patient service equipment and other fixed assets, as reported	(18,120)	(17,488)
Proceeds from sale of patient service equipment and other fixed assets from discontinued operations	—	—

Proceeds from sale of patient service equipment and other fixed assets from continuing operations	(18,120)	(17,488)

Net capital expenditures from continuing operations (non-GAAP) (Net Capex)	$41,051	$24,856

	Six Months Ended June 30,
	2025	2024
Capital expenditures, as reported (GAAP)	$134,211	$95,208
Capital expenditures from discontinued operations, as reported	(26,918)	(11,150)

Capital expenditures from continuing operations	107,293	84,058

Proceeds from sale of patient service equipment and other fixed assets, as reported	(35,004)	(67,026)
Proceeds from sale of patient service equipment and other fixed assets from discontinued operations	—	33,500

Proceeds from sale of patient service equipment and other fixed assets from continuing operations	(35,004)	(33,526)

Net capital expenditures from continuing operations (non-GAAP) (Net Capex)	$72,289	$50,532

The following items have been excluded in our non-GAAP financial measures:

(1)

Acquisition-related charges and intangible amortization for the three and six months ended June 30, 2025 includes $6.4 million and $22 million of acquisition-related costs related to the terminated acquisition of Rotech, which consisted primarily of legal and professional fees. Acquisition-related charges and intangible amortization also includes amortization of intangible assets established during acquisition method of accounting for business combinations. Acquisition-related charges and intangible amortization for the three and six months ended June 30, 2024 includes $3.7 million of acquisition-related costs related to the terminated acquisition of Rotech, which consisted primarily of legal and professional fees. Acquisition-related charges and intangible amortization also includes amortization of intangible assets established during acquisition method of accounting for business combinations. Acquisition-related charges consist primarily of one-time costs related to acquisitions, including transaction costs necessary to consummate acquisitions, which consist of investment banking advisory fees and legal fees, director and officer tail insurance expense, as well as transition costs, such as severance and retention bonuses, information technology (IT) integration costs and professional fees. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results.

(2)	Transaction breakage fee includes a cash payment to Rotech of $80 million during the three and six months ended June 30, 2025 for the termination of the Rotech Acquisition.

(3)

During the three and six months ended June 30, 2025 exit and realignment charges, net were $2.5 million and $16 million and primarily included professional fees associated with strategic initiatives of $1.9 million and $8.1 million. During the six months ended June 30, 2025 exit and realignment charges, net also included $6.8 million related to wind-down costs of Fusion5. Exit and realignment charges, net were $15 million and $24 million for the three and six months ended June 30, 2024. These charges primarily included professional fees associated with strategic initiatives of $12 million and $18 million and costs related to IT strategic initiatives such as converting certain divisions to common IT systems. These costs are not normal recurring, cash operating expenses necessary for the Company to operate its business on an ongoing basis.

(4)

Transaction financing fees, net includes $12 million in net interest paid on the financing issued in connection with previously expected Rotech acquisition and $6.7 million in recognition of related previously deferred debt issuance costs.

(5)

Litigation and related charges includes settlement costs and related charges of legal matters. These costs do not occur in the ordinary course of our business, are non-recurring/infrequent and are inherently unpredictable in timing and amount.

(6)

For the three and six months ended June 30, 2025 and 2024, other includes interest costs and net actuarial losses related to our frozen noncontributory, unfunded retirement plan for certain retirees in the United States (U.S.).

(7)

Other depreciation and amortization relates to patient service equipment and other fixed assets, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges and intangible amortization.

(8)

Stock compensation includes share-based compensation expense related to our share-based compensation plans, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges and intangible amortization.

(9)

These charges have been tax effected by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.’s (the Company) core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

CONTACT:

Investors

Alpha IR Group

Jackie Marcus or Nick Teves

OMI@alpha-ir.com

Jonathan Leon

Executive Vice President & Chief Financial Officer

Investor.Relations@owens-minor.com

Media

Stacy Law

media@owens-minor.com

OMI-CORP

OMI-IR

SOURCE: Owens & Minor, Inc.